                                                                EXHIBIT 10.9

                         AMENDMENT A TO LEASE AGREEMENT

                                          As of March 15, 1999

      1. Reference is made to lease dated as of October 30, 1998, by and between Hood Business Park LLC, a Massachusetts Limited Liability Company, as landlord ("Landlord"), and HarvardNet Inc., a Delaware corporation, as tenant ("Tenant"). Said lease is hereinafter referred to as "the Lease".

      2. Landlord and Tenant hereby agree that the Lease is modified in the following respects:

      (A) On or before March 15, 1999 (hereinafter referred to as "Delivery Date"), Landlord shall deliver to Tenant approximately one thousand three hundred sixteen (1,316) square feet of additional warehouse space outlined in red upon Exhibit B-1/Warehouse ("the expansion warehouse space"). Also, upon Delivery Date Landlord shall deliver to Tenant approximately twelve hundred (1200) square feet of mezzanine warehouse space comprising mezzanine floor area over the warehouse space now occupied by Tenant pursuant to the Lease ("the mezzanine space"). Tenant's warehouse space as increased by the expansion warehouse space and the mezzanine space shall be deemed to be twenty thousand and thirty five (20,035) square feet of floor area for all purposes of the Lease provided, however, that no Fixed Rent shall be payable on the mezzanine space. The mezzanine space shall be made accessible to Landlord twenty four (24) hours per day, seven (7) days a week for incidental Building maintenance. Tenant shall carry the insurance required to be carried by Tenant under the Lease also on the expansion warehouse space and the mezzanine space.

      (B) On the Relocation Date (hereinafter defined), Landlord shall deliver to Tenant and Tenant shall take possession of certain additional office space premises (hereinafter referred to as the "additional office space") on the second floor of the Building. The additional office space contains approximately sixteen thousand one hundred eighty (16,180) square feet of floor area, and is outlined in red upon Exhibit B-1/Office attached hereto and made a part hereof. Landlord agrees to deliver the additional office space upon the substantial completion of the work required of Landlord as set forth on Exhibit B attached hereto and made a part hereof; and such date of delivery, which is scheduled to be on or before June 7, 1999, shall be "the Relocation Date". Landlord's Work on the additional office space shall be performed at Landlord's sole cost and expense and shall be deemed substantially complete when the architect in charge of the construction so certifies. Landlord shall permit Tenant and its contractor access (at Tenant's sole risk) for installing equipment and furnishings in the additional office space prior to the Relocation Date if it can be done without material interference, or delay of, Landlord's Work in the additional office space. Landlord's Work shall be deemed to have been performed upon the Relocation Date except for items which were incomplete or do not conform with the requirements of Exhibit B and as to which Tenant shall, in either case, have given written notice to Landlord prior to the Relocation Date, except for latent defects or seasonal defects of which notice is given to Landlord within twelve (12) months of the Relocation Date. Tenant shall perform, at its own cost and expense, any additional work beyond that to be performed by Landlord pursuant to Exhibit B hereof; and required to prepare the additional office space for Tenant's occupancy (pursuant to plans and specifications approved by Landlord, which consent shall not be unreasonably withheld or delayed), and Tenant shall equip the additional office space with all trade fixtures and personal property suitable or appropriate to the regular normal operation of the type of business in which Tenant is engaged. From and after Relocation Date, the original office space containing six thousand two hundred eighty
            (6280) square feet of floor area, the additional office space containing sixteen thousand one hundred eighty (16,180) square feet of floor area, and the warehouse space as increased by the expansion warehouse space and the mezzanine space and containing twenty thousand thirty five (20,035) square feet of floor area, ("the new demised premises") shall be the demised premises for all purposes of the Lease.

      (C) The Original Term of the Lease shall be extended for a period of five (5) years from the Relocation Date (the "new Original Term").

      (D)   The Fixed Rent payable by Tenant shall be payable as follows:

            (i) Tenant shall continue to pay Fixed Rent to Landlord on the original office space at the annual rate of $147,580.00 per annum; $12,298.33 per month through the expiration of the new Original Term.

            (ii) During the period commencing on the Relocation Date and continuing through the expiration of the new Original Term, the Fixed Rent payable for the additional office space shall be payable at the annual rate of $24.70 per square foot on 16,180 square feet or $399,646.00 per annum;$33,303.83 per month. The total combined Fixed Rent payable for the original office space and the additional office space shall be $547,226.00 per annum; $45,602.16 per month.

            (iii) Tenant shall pay Fixed Rent for the warehouse space as presently set forth in the Lease through the new Original Term; and, commencing on the Relocation Date and thereafter until the expiration of the new Original Term, also on the expansion warehouse space at the annual rate of $13.00 per square foot. From and after the Relocation Date, the Fixed Rent payable for the warehouse space as increased by the expansion warehouse space and the mezzanine space shall be $222,956.25 per annum; $18,579.69 per month, in each case payable as set forth in Section (A) of Article 5 of the Lease.

      (E) Appropriate prorations shall be made for the month during which the Relocation Date shall occur for the monthly payments to be made pursuant to the provisions of Section (B) of Article 5 of the Lease with an appropriate proration being made for any Tax Year or other fiscal period during which the Relocation Date shall occur. From and after the Relocation Date, Tenant shall pay the additional rent set forth in Section (C) of Article 5 of the Lease on the new demised premises in the manner determined and set forth in the Lease.

      3. Except as expressly modified herein, the Lease shall remain unmodified and in full force and effect.

      4. This Amendment A shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

      In Witness Whereof, Landlord and Tenant have caused this Amendment A to be executed as a sealed instrument as of the day and year first above written.

                                          LANDLORD:

                                          HOOD BUSINESS PARK LLC
                                          BY: CATAMOUNT RUTHERFORD LLC
                                              ITS MANAGER

                                          /s/ Stephen J. Kaneb
                                          ------------------------------
                                          Stephen J. Kaneb, Manager


                                          TENANT:

                                          HARVARDNET INC.

                                          /s/ Mark M. Washburn
                                          -----------------------------
                                          Mark M. Washburn, President

                                          /s/ Todd C. DeSisto
                                          -----------------------------
                                          Todd C. DeSisto, Treasurer

                                                      (Corporate Seal)

                                    EXHIBIT B

                            LANDLORD'S REQUIRED WORK

                               EXHIBIT B-1/OFFICE

                              EXHIBIT B-1/WAREHOUSE